EXHIBIT A
Joint Filing Agreement
The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Bausch & Lomb Incorporated dated as of July 5, 2007 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: July 5, 2007	S.A.C. CAPITAL ADVISORS, LLC
	By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person

Date: July 5, 2007	S.A.C. CAPITAL MANAGEMENT, LLC
	By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person

Date: July 5, 2007	SIGMA CAPITAL MANAGEMENT, LLC
	By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person

Date: July 5, 2007	CR INTRINSIC INVESTORS, LLC
	By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person

Date: July 5, 2007	STEVEN A. COHEN
	By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person